Exhibit 16.1

July 28, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of China Jianye Fuel, Inc.'s Form 8-K dated July 28, 2010 and we agree with such statements insofar as they relate to our firm.

Sincerely,

KCCW Accountancy Corp.  22632 Golden Springs Dr,#230, Diamond Bar, CA 91765 USA
Tel: +1 909 348 7228 • Fax: +1 909 8995 4155 • info@kccwcpa.com